EXHIBIT (21)





               AMERICAN PREMIER UNDERWRITERS, INC.

                 SUBSIDIARIES OF THE REGISTRANT

     The following table lists each subsidiary of American Premier Underwriters, Inc. (the "Company") (indented under the name of its immediate parent) included in the Company's continuing operations and its jurisdiction of incorporation. The names of certain subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary have been omitted. Except where noted, each subsidiary listed does business under its corporate name.

                                                     Jurisdiction
                                                          of
                                                     Incorporation

PENNSYLVANIA COMPANY                                   Delaware
  Atlanta Casualty Company (1)                         Illinois
    American Premier Insurance Company                 Indiana
    Atlanta Specialty Insurance Company                Iowa
    Mr. Agency of Georgia, Inc.                        Georgia
      Atlanta Casualty General Agency, Inc.            Texas
      Atlanta Insurance Brokers, Inc.                  Georgia
      Treaty House, Ltd. (d/b/a Mr. Budget)            Nevada
  Buckeye Management Company                           Delaware
    Buckeye Pipe Line Company                          Delaware
  Great Southwest Corporation                          Delaware
    World Houston, Inc.                                Delaware
  Infinity Insurance Company                           Florida
    Infinity Agency of Texas, Inc.                     Texas
    The Infinity Group, Inc.                           Indiana
    Infinity Select Insurance Company                  Indiana
    Infinity Southern Insurance Corporation            Alabama
    Leader National Insurance Company                  Ohio
      Budget Insurance Premiums, Inc.                  Ohio
      Leader National Agency, Inc.                     Ohio
      Leader National Agency of Texas, Inc.            Texas
      Leader National Insurance Agency of Arizona      Arizona
      Leader Preferred Insurance Company               Ohio
      Leader Specialty Insurance Company               Indiana
  PCC Hotel, Inc.                                      Delaware
  PCC-N26LB, Inc.                                      Delaware
  PCC Technical Industries, Inc.                       California
    ESC, Inc.                                          California
    Marathon Manufacturing Companies, Inc.             Delaware
      Marathon Battery Company                         Delaware


[3/29/95]
PAGE

                                                     Jurisdiction
                                                          of
                                                     Incorporation


      Marathon Manufacturing Company                   Delaware
        Marathon Flite-Tronics Company                 Delware
        Old MPT Company                                Delaware
    PCC Maryland Realty Corp.                          Maryland
    Penn Camarillo Realty Corp.                        California
  PCC-340, Inc.                                        Delaware
  Penn Central Reinsurance Company                     Ohio
  Penn Central UK Limited                              United Kingdom
    Insurance (GB) Limited (51% owned)                 United Kingdom
  Putnam Holdings, Inc.                                Delaware
    Putnam Sub, Inc.                                   Delaware
  Republic Indemnity Company of America                California
    Republic Indemnity Company of California           California
  Risico Management Corporation                        Delaware
  Telsta Network Services, Inc.                        Delaware
  Windsor Insurance Company (1)                        Indiana
    American Deposit Insurance Company                 Oklahoma
      Granite Finance Co., Inc.                        Texas
    Coventry Insurance Company                         Ohio
    El Aguila Compania de Seguros, S.A. de C.V.        Mexico
    Moore Group Inc.                                   Georgia
      Casualty Underwriters, Inc. (51% owned)          Georgia
      Dudley L. Moore Insurance, Inc.                  Louisiana
      Hallmark General Insurance Agency, Inc.          Oklahoma
      Middle Tennessee Underwriters, Inc.              Tennessee
        Insurance Finance Company                      Tennessee
      Windsor Group, Inc.                              Georgia
    Regal Insurance Company                            Indiana
    Texas Windsor Group, Inc.                          Texas
PCC REAL ESTATE, INC.                                  New York
  PCC Billboard Realty Corp.                           New York
  PCC Chicago Realty Corp.                             New York
  PCC Fordham Realty Corp.                             New York
  PCC Gun Hill Realty Corp.                            New York
  PCC Irvington Realty Corp.                           New York
  PCC Michigan Realty, Inc.                            Michigan
  PCC Scarsdale Realty Corp.                           New York
  PCC Tuckahoe Realty Corp.                            New York
PENN CENTRAL ENERGY MANAGEMENT COMPANY                 Delaware
______________

(1) 90.05% owned by Pennsylvania Company and 9.95% owned by Republic Indemnity Company of America.

     The following table lists each subsidiary of the Company whose operations have been discontinued and its jurisdiction of incorporation. The names of certain subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary have been omitted. Each subsidiary listed does business under its corporate name.



                                                     Jurisdiction
                                                          of
                                                     Incorporation

The Ann Arbor Railroad Company                         Michigan
The Associates of the Jersey Company                   New Jersey
Delbay Corporation                                     Delaware
Detroit Manufacturers Railroad Company (82% owned)     Michigan
The Indianapolis Union Railway Company                 Indiana
Lehigh Valley Railroad Company                         Pennsylvania
The Michigan Central Railroad Company                  Michigan
The New York and Harlem Railroad Company (97% owned)   New York
The Owasco River Railway, Inc.                         New York
Penn Central Properties, Inc.                          Pennsylvania
Pennsylvania-Reading Seashore Lines (66-2/3% owned)    New Jersey
Penn Towers, Inc.                                      Pennsylvania
Pittsburgh and Cross Creek Railroad Company
  (83% owned)                                          Pennsylvania
Terminal Realty Penn Co.                               District of
                                                         Columbia
United Railroad Corp.                                  Delaware
Waynesburg Southern Railroad Company                   Pennsylvania